Exhibit 99.1

GAAP diluted earnings per share of $0.26, up 18%, Adjusted diluted earnings per share of $0.45, up 61%

WINDSOR, CT, May 1, 2013 (GLOBE NEWSWIRE) – SS&C Technologies Holdings, Inc. (NASDAQ: SSNC), a global provider of investment and financial software-enabled services and software, today announced its financial results for the quarter that ended March 31, 2013.

“Our software-enabled services business continues to grow, up 110.2 percent over the same period in 2012. We see a lot of potential in fund administration and believe we are in an excellent position,” said Bill Stone, Chairman and Chief Executive Officer, SS&C Technologies Holdings, Inc. “We continue to win large mandates and we are seeing opportunity throughout hedge, private equity, managed accounts, pension and insurance markets. The best technology, combined with the best people and processes, are clear and convincing winners.”

Results

SS&C reported GAAP revenue of $173.2 million for the first quarter of 2013, compared to $93.7 million in the first quarter of 2012, an 84.9 percent increase.

GAAP operating income for the first quarter of 2013 was $42.0 million, or 24.2 percent of revenue. This represents an increase of 90.3 percent compared to $22.1 million, or 23.6 percent of revenue, in the first quarter of 2012. GAAP net income for the first quarter of 2013 was $21.4 million compared to $17.9 million in the first quarter of 2012, a 19.8 percent increase. On a fully diluted GAAP basis, earnings per share in the first quarter of 2013 were $0.26 compared to $0.22 in the first quarter of 2012, an 18.2 percent increase.

Adjusted operating income (a non-GAAP measure defined in note 2 to the attached Condensed Consolidated Financial Information) in the first quarter of 2013 was $64.8 million, or 37.4 percent of revenue. This represents a 79.8 percent increase compared to $36.0 million, or 38.5 percent of revenue, in the first quarter of 2012. Adjusted net income (a non-GAAP measure defined in note 4 to the attached Condensed Consolidated Financial Information) for the first quarter of 2013 was $37.6 million compared to $23.1 million in 2012’s first quarter, a 62.6 percent increase. Adjusted diluted earnings per share (a non-GAAP measure defined in note 4 to the attached Condensed Consolidated Financial Information) in the first quarter of 2013 were $0.45 compared to $0.28 in the first quarter of 2012, a 60.7 percent increase.

Annual Run Rate Basis

Annual Run Rate Basis (ARRB) recurring revenue, defined as the sum of maintenance and software-enabled services revenue on an annualized basis, was $647.0 million based on maintenance and software-enabled services revenue of $161.8 million for the first quarter of 2013. This represents an increase of 92.4 percent from $84.1 million and $336.3 million annual run-rate in the same period in 2012 and an increase of 2.9 percent from $157.2 million for the fourth quarter of 2012, an annual run rate of $628.7 million. We believe ARRB of our recurring revenue is a good indicator of visibility into future revenue.

Operating Cash Flow

SS&C ended the quarter with $68.8 million in cash, and $976.0 million in gross debt, for a net debt balance of $907.2 million. SS&C generated net cash from operating activities of $20.6 million for the quarter ended March 31, 2013, compared to $13.1 million for the same period in 2012, representing a 57.1 percent increase.

Guidance

	Q2 2013	FY 2013
Adjusted Revenue ($M)	$175.0 - $179.0	$712.0 - $722.0
Adjusted Net Income ($M)	$38.3 - $39.3	$157.0 - $160.0
Cash from Operating Activities ($M)	N/A	$171.0 - $177.0
Capital Expenditures (% of revenue)	N/A	2.4% - 2.8%
Diluted Shares (M)	85.4 - 85.6	85.4 - 85.8
Effective Income Tax Rate (%)	30%	30%

Non-GAAP Financial Measures

Adjusted revenue, adjusted operating income, adjusted consolidated EBITDA, adjusted net income and adjusted diluted earnings per share are non-GAAP measures. See the accompanying notes to the attached Condensed Consolidated Financial Information for the reconciliations and definitions for each of these non-GAAP measures and the reasons our management believes these measures provide useful information to investors regarding our financial condition and results of operations.

Earnings Call and Press Release

SS&C’s Q1 earnings call will take place at 5:00 p.m. eastern time today, May 1, 2013. The call will discuss Q1 2013 results and our guidance and business outlook. Interested parties may dial 877-312-8798 (U.S. and Canada) or 253-237-1193 (International) and request the “SS&C Technologies 2013 First Quarter Earnings Conference Call,” conference ID # 36643187. A replay will be available after 8:00 p.m. eastern time on May 1, 2013, until midnight on May 8, 2013. The dial-in number is 800-642-1687 (U.S. and Canada) 706-645-9291 (International); access code # 36643187. The call will also be available for replay on SS&C’s website after May 8, 2013; access: http://investor.ssctech.com/results.cfm.

This press release contains forward-looking statements relating to, among other things, our financial guidance for the second quarter and full year of 2013. Such statements reflect management’s best judgment based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, the state of the economy and the financial services industry, the Company’s ability to finalize large client contracts, fluctuations in customer demand for the Company’s products and services, intensity of competition from application vendors, delays in product development, the Company’s ability to control expenses, terrorist activities, exposure to litigation, the Company’s ability to integrate acquired businesses, the effect of the acquisitions on customer demand for the Company’s products and services, and those risks described in the Company’s publicly available filings with the Securities and Exchange Commission. The Company cautions investors that it may not update any or all of the foregoing forward-looking statements.

About SS&C Technologies

SS&C is a global provider of investment and financial software-enabled services and software focused exclusively on the global financial services industry. Founded in 1986, SS&C has its headquarters in Windsor, Connecticut and offices around the world. Some 5,500 financial services organizations, from the world’s largest institutions to local firms, manage and account for their investments using SS&C’s products and services. These clients in the aggregate manage over $26 trillion in assets.

Follow SS&C on Twitter, Linkedin and Facebook. The SS&C Technologies logo is available at www.globenewswire.com/newsroom/prs/?pkgid=8587

For more information

Patrick Pedonti Chief Financial Officer Tel: +1-860-298-4738

E-mail: InvestorRelations@sscinc.com

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2013	2012
Revenues:
Software-enabled services	$135,739	$64,575
Software licenses	6,070	3,810
Maintenance	26,015	19,498
Professional services	5,394	5,792

Total revenues	173,218	93,675

Cost of revenues:
Software-enabled services	80,727	32,912
Software licenses	1,274	1,302
Maintenance	10,520	8,666
Professional services	4,920	3,972

Total cost of revenues	97,441	46,852

Gross profit	75,777	46,823

Operating expenses:
Selling and marketing	9,464	7,372
Research and development	13,802	8,639
General and administrative	10,515	4,588
Transaction costs	—	4,153

Total operating expenses	33,781	24,752

Operating income	41,996	22,071
Interest expense, net	(12,505)	(549)
Other income, net	146	4,126

Income before income taxes	29,637	25,648
Provision for income taxes	8,208	7,765

Net income	$21,429	$17,883

Basic earnings per share	$0.27	$0.23

Basic weighted average number of common shares outstanding	79,340	77,718

Diluted earnings per share	$0.26	$0.22

Diluted weighted average number of common and common equivalent shares outstanding	83,770	82,007

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	March 31, 2013	December 31, 2012
ASSETS
Current assets:
Cash	$68,838	$86,160
Accounts receivable, net	91,496	91,690
Prepaid income taxes	23,750	9,651
Deferred income taxes	7,700	5,408
Prepaid expenses and other current assets	11,142	11,548
Restricted cash	2,460	2,460

Total current assets	205,386	206,917

Property and equipment, net	53,083	55,039
Deferred income taxes	1,686	1,459
Goodwill	1,536,038	1,559,607
Intangible and other assets, net	509,912	539,883

Total assets	$2,306,105	$2,362,905

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$21,384	$22,248
Accounts payable	6,053	10,528
Income taxes payable	—	1,314
Accrued employee compensation and benefits	14,582	39,812
Other accrued expenses	23,402	22,650
Deferred maintenance and other revenue	66,893	63,700

Total current liabilities	132,314	160,252
Long-term debt, net of current portion	946,089	989,890
Other long-term liabilities	16,215	17,102
Deferred income taxes	118,292	120,158

Total liabilities	1,212,910	1,287,402

Total stockholders’ equity	1,093,195	1,075,503

Total liabilities and stockholders’ equity	$2,306,105	$2,362,905

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2013	2012
Cash flow from operating activities:
Net income	$21,429	$17,883
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	24,752	10,205
Non-cash gain on foreign currency derivatives	—	(4,365)
Stock-based compensation expense	2,106	1,229
Income tax benefit related to exercise of stock options	(2,679)	(536)
Amortization of loan origination costs and original issue discount	1,388	58
(Gain) loss on sale or disposition of property and equipment	(7)	1
Deferred income taxes	(3,919)	(1,632)
Provision for doubtful accounts	184	96
Changes in operating assets and liabilities, excluding effects from acquisitions:
Accounts receivable	(1,751)	(5,759)
Prepaid expenses and other assets	2,624	(522)
Accounts payable	(4,267)	973
Accrued expenses	(23,463)	(13,558)
Income taxes prepaid and payable	668	928
Deferred maintenance and other revenue	3,578	8,137

Net cash provided by operating activities	20,643	13,138

Cash flow from investing activities:
Additions to property and equipment	(2,044)	(1,232)
Proceeds from sale of property and equipment	7	—
Cash paid for business acquisitions, net of cash acquired	—	(19)
Additions to capitalized software	(202)	(85)
Other	—	87

Net cash used in investing activities	(2,239)	(1,249)

Cash flow from financing activities:
Cash received from debt borrowings	—	15,000
Repayments of debt	(45,000)	(30,000)
Income tax benefit related to exercise of stock options	2,679	536
Proceeds from exercise of stock options	8,931	3,896
Other	(1,055)	—

Net cash used in financing activities	(34,445)	(10,568)

Effect of exchange rate changes on cash	(1,281)	305

Net (decrease) increase in cash	(17,322)	1,626
Cash, beginning of period	86,160	40,318

Cash, end of period	$68,838	$41,944
Supplemental disclosure of non-cash activities:
Excess tax benefit related to stock option exercises	$12,710	$—

See Notes to Condensed Consolidated Financial Information.

SS&C Technologies Holdings, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Information

Note 1. Reconciliation of Revenue to Adjusted Revenue

Adjusted revenue represents revenue adjusted for one-time purchase accounting adjustments to fair value deferred revenue acquired in business combinations. Adjusted revenue is presented because we use this measure to evaluate the performance of our business against prior periods and believe it is a useful indicator of the underlying performance of the Company. Adjusted revenue is not a recognized term under generally accepted accounting principles (GAAP). Adjusted revenue does not represent revenue, as that term is defined under GAAP, and should not be considered as an alternative to revenue as an indicator of our operating performance. Adjusted revenue as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted revenue and revenue, the GAAP measure we believe to be most directly comparable to adjusted revenue.

	Three months ended March 31,
(in thousands)	2013	2012
Revenue	$173,218	$93,675
Purchase accounting adjustments to deferred revenue	114	—

Adjusted revenue	$173,332	$93,675

Note 2. Reconciliation of Operating Income to Adjusted Operating Income

Adjusted operating income represents operating income adjusted for amortization of acquisition-related intangible assets and purchase accounting adjustments for deferred revenue and other expenses. Adjusted operating income is presented because we use this measure to evaluate the performance of our business and believe it is a useful indicator of the underlying performance of the Company. Adjusted operating income is not a recognized term under GAAP. Adjusted operating income does not represent operating income, as that term is defined under GAAP, and should not be considered as an alternative to operating income as an indicator of our operating performance. Adjusted operating income as presented herein is not necessarily comparable to similarly titled measures. The following is a reconciliation between adjusted operating income and operating income, the GAAP measure we believe to be most directly comparable to adjusted operating income.

	Three months ended March 31,
(in thousands)	2013	2012
Operating income	$41,996	$22,071
Amortization of intangible assets	21,018	8,856
Stock-based compensation	2,106	1,229
Capital-based taxes	—	(765)
Unusual or non-recurring charges	(410)	4,684
Purchase accounting adjustments	65	(52)

Adjusted operating income	$64,775	$36,023

Note 3. Reconciliation of Net Income to EBITDA, Consolidated EBITDA and Adjusted Consolidated EBITDA

EBITDA represents net income before interest expense, income taxes, depreciation and amortization. Consolidated EBITDA, defined under our Credit Agreement entered into in March 2012, is used in calculating covenant compliance, and is EBITDA adjusted for certain items. Consolidated EBITDA is calculated by subtracting from or adding to EBITDA items of income or expense described below. Adjusted consolidated EBITDA is calculated by subtracting acquired EBITDA from consolidated EBITDA. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are presented because we use these measures to evaluate performance of our business and believe them to be useful indicators of an entity’s debt capacity and its ability to service debt. EBITDA, consolidated EBITDA and adjusted consolidated EBITDA are not recognized terms under GAAP and should not be considered in isolation or as alternatives to operating income, net income or cash flows from operating activities as indicators of our operating performance. The following is a reconciliation of EBITDA, consolidated EBITDA and adjusted consolidated EBITDA to net income.

	Three months ended March 31,		Twelve months ended March 31, 2013

(in thousands)	2013	2012
Net income	$21,429	$17,883	$49,366
Interest expense, net	12,505	549	48,812
Taxes	8,208	7,765	25,108
Depreciation and amortization	24,752	10,205	90,361

EBITDA	$66,894	$36,402	$213,647
Stock-based compensation	2,106	1,229	6,467
Capital-based taxes	—	(765)	(20)
Acquired EBITDA and cost savings	—	—	13,408
Unusual or non-recurring charges	(556)	558	30,515
Purchase accounting adjustments	65	(52)	1,011
Other	211	(43)	237

Consolidated EBITDA	68,720	37,329	265,265
Less: acquired EBITDA	—	—	(13,408)

Adjusted Consolidated EBITDA	$68,720	$37,329	$251,857

Note 4. Reconciliation of Net Income to Adjusted Net Income and Diluted Earnings Per Share to Adjusted Diluted Earnings Per Share

Adjusted net income and adjusted diluted earnings per share represent net income and earnings per share before amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items. Adjusted net income and adjusted diluted earnings per share are not recognized terms under GAAP, do not represent net income or diluted earnings per share, as those terms are defined under GAAP, and should not be considered as alternatives to net income or diluted earnings per share as indicators of our operating performance. Adjusted net income and adjusted diluted earnings per share are important to management and investors because they represent our operational performance exclusive of the effects of amortization of intangible assets and deferred financing costs, stock-based compensation, capital-based taxes and other unusual and non-recurring items that are not operational in nature or comparable to those of our competitors. The following is a reconciliation between adjusted net income and adjusted diluted earnings per share and net income and diluted earnings per share.

	Three months ended March 31,
(in thousands, except per share data)	2013	2012
GAAP – Net income	$21,429	$17,883
Plus: Amortization of intangible assets	21,018	8,856
Plus: Amortization of deferred financing costs and original issue discount	1,388	58
Plus: Stock-based compensation	2,106	1,229
Plus: Capital-based taxes	—	(765)
Plus: Unusual and non-recurring items	(556)	558
Plus: Purchase accounting adjustments	65	(52)
Income tax effect (1)	(7,889)	(4,671)

Adjusted net income	$37,561	$23,096

Adjusted diluted earnings per share	$0.45	$0.28
GAAP diluted earnings per share	$0.26	$0.22
Diluted weighted average shares outstanding	83,770	82,007

(1)	An estimated normalized effective tax rate of 30% has been used to adjust the provision for income taxes for the purpose of computing adjusted net income.